UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2009

Comcast Corporation

(Exact Name of Registrant as Specified in Charter)

001-32871	Pennsylvania	27-0000798
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA	19103-2838
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 18, 2009, Comcast Corporation (“Comcast”) expects to consummate the issuance and sale of $700,000,000 principal amount of its 5.70% Notes due 2019 and $800,000,000 principal amount of its 6.55% Notes due 2039 (collectively, the “Notes”), pursuant to an underwriting agreement dated June 15, 2009 among Comcast, the Cable Guarantors (defined below) and Banc of America Securities LLC, Barclays Capital Inc., BNP Paribas Securities Corp. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein. The Notes will be issued pursuant to an Indenture dated as of January 7, 2003 (the “Indenture”) among Comcast, the Cable Guarantors (other than Comcast MO of Delaware, LLC) and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), as amended by the First Supplemental Indenture dated as of March 25, 2003 by and among the Company, the Cable Guarantors and the Trustee, and an officers’ certificate issued pursuant thereto. The Notes are guaranteed on an unsecured and unsubordinated basis by Comcast Cable Communications, LLC, Comcast Cable Communications Holdings, Inc., Comcast Cable Holdings, LLC, Comcast MO Group, Inc. and Comcast MO of Delaware, LLC (the “Cable Guarantors”).

The Notes are being offered pursuant to Comcast’s Registration Statement on Form S-3 filed on April 27, 2009 (Reg. No. 333-158816), including the prospectus contained therein, and a related prospectus supplement dated June 15, 2009.

The material terms and conditions of the Notes are set forth in the Form of Officers’ Certificate filed herewith as Exhibit 4.1 and incorporated by reference herein and in the Indenture filed as Exhibit 4.4 and the First Supplemental Indenture filed as Exhibit 4.5 to Comcast’s Annual Report on Form 10-K for the year ended December 31, 2008.

Item 9.01(d)	Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement dated as of June 15, 2009

4.1	Form of Officers’ Certificate setting forth the terms of the Notes

5.1	Opinion of Arthur R. Block, Esq.

5.2	Opinion of Davis Polk & Wardwell

23.1	Consent of Arthur R. Block, Esq. (contained in Exhibit 5.1)

23.2	Consent of Davis Polk & Wardwell (contained in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date: June 17, 2009	By:	/s/ Arthur R. Block

Name: Arthur R. Block
Title: Senior Vice President, General Counsel and Secretary